UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2002 (December 2, 2002)

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523

(Address of principal executive offices)	(Zip Code)

(703) 876-3000

Registrant’s telephone number, including area code

Item 5. Other Events

     On December 2, 2002, General Dynamics (the “company”) issued a press release announcing that on December 2, 2002, the Department of Defense informed the company and The Boeing Company that it intends to deduct approximately $2.3 billion from payments due the companies for work on various military programs. This payment represents the amount DoD claims the companies owe in the A-12 aircraft case. The company will seek a stay of that collection effort through the courts. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c )	Exhibits.

	Exhibit 99	Press Release dated December 2, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: December 3, 2002